UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2021

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sharon Larkin to Board of Directors

On December 8, 2021, the board of directors (the “Board”) of Senseonics Holdings, Inc. (the “Company”) appointed Sharon Larkin to serve as a director of the Company, which appointment became effective immediately. Ms. Larkin will serve as a Class I director whose term will expire at the 2023 annual meeting of stockholders.

There is no arrangement or understanding between Ms. Larkin and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Larkin and any of the Company’s other directors or executive officers. The Company is not aware of any transaction Ms. Larkin requiring disclosure under Item 404(a) of Regulation S-K. More information about Ms. Larkin is set forth below:

Sharon Larkin, age 58, is a former senior executive of Assertio Therapeutics, Inc., having retired in 2020 as senior vice president, Human Resources and Administration. Ms. Larkin joined Assertio Therapeutics, Inc., in 2017 after retiring from Abbott as divisional vice president, Human Resources, Medical Devices Group, where she provided global human resources leadership for Abbott’s five medical device operating businesses, including Abbott Diabetes Care, Abbott Vascular, Abbott Medical Optics, Abbott Animal Health and Abbott Electrophysiology. Ms. Larkin joined Abbott in 1992 and also held positions of increased responsibility in Abbott’s Nutrition, HealthSystems and Corporate operations. Prior to joining Abbott, Ms. Larkin worked for the Federal Reserve Bank of Atlanta, Jacksonville Branch, where she provided leadership for the branch’s U.S. Treasury securities services and human resources operations. Ms. Larkin received a B.S. in industrial management from the Georgia Institute of Technology.

In connection with her appointment to the Board, Ms. Larkin was appointed as a member of the Board’s Compensation Committee.

On December 8, 2021, Ms. Larkin was granted a restricted stock unit for 72,115 shares of the Company’s common stock, which will vest in three equal annual installments, subject to Ms. Larkin’s continuous service through each such vesting date. In addition, Ms. Larkin will be eligible for an annual retainer of $40,000 for her service as a director and $6,500 for her service as a member of the Compensation Committee, pursuant to the Company’s non-employee director compensation policy.

Ms. Larkin is expected to enter into the Company’s standard form of indemnification agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSEONICS HOLDINGS, INC.
Date: December 9, 2021
	By:	/s/ Nick Tressler
	Name:	Nick Tressler
	Title:	Chief Financial Officer